Exhibit 99.1
Tenet Announces $1.350 Billion Private Offering of Senior Secured Notes

DALLAS – May 2, 2023 – Tenet Healthcare Corporation (NYSE: THC) today announced a private placement offering of $1.350 billion in aggregate principal amount of new senior secured first lien notes maturing in 2031 (the “notes”). Completion of the notes offering is subject to, among other things, pricing and customary closing conditions.
Tenet intends to use the net proceeds from the sale of the notes, after payment of fees and expenses, to finance, together with cash on hand, the redemption of all $756 million outstanding of its 4.625% senior secured first lien notes due July 2024 and all $589 million outstanding of its 4.625% senior secured first lien notes due September 2024 (collectively, the “2024 Notes”).
The notes will be guaranteed by certain of Tenet’s subsidiaries and secured on a first lien priority basis by a pledge of the capital stock and other ownership interests of certain of Tenet’s subsidiaries. The notes will be effectively senior to Tenet’s existing and future indebtedness secured on a more junior basis, as well as unsecured indebtedness and other liabilities, to the extent of the value of the collateral securing such borrowings.
The notes to be offered will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other state securities laws. As a result, they may not be offered or sold in the United States or to any U.S. persons, except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the notes will be offered only to persons reasonably believed to be “qualified institutional buyers” under Rule 144A of the Securities Act or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. A confidential offering memorandum for the notes will be made available to such eligible persons. The offering will be conducted in accordance with the terms and subject to the conditions set forth in such offering memorandum.
This news release is neither an offer to sell nor a solicitation of an offer to buy, nor shall there be any sale of, these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. This news release shall not constitute a notice of redemption of the 2024 Notes.
Cautionary Statement
This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address Tenet’s expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain, especially with regard to developments related to COVID-19. Particular uncertainties that could cause Tenet’s actual results to be materially different than those expressed in Tenet’s forward-looking statements include, but are not limited to, the impact of the COVID-19 pandemic and other factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2022, our Form 10-Q for the quarter ended March 31, 2023 and other filings with the Securities and Exchange Commission.

About Tenet Healthcare
Tenet Healthcare Corporation (NYSE: THC) is a diversified healthcare services company headquartered in Dallas. Our care delivery network includes United Surgical Partners International, the largest ambulatory platform in the country, which operates or has ownership interests in more than 465 ambulatory surgery centers and surgical hospitals. We also operate 61 acute care and specialty hospitals, approximately 110 other outpatient facilities, a network of leading employed physicians and a global business center in Manila, Philippines. Our Conifer Health Solutions subsidiary provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers, and other clients. Across the Tenet enterprise, we are united by our mission to deliver quality, compassionate care in the communities we serve.
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Investor Contact	Media Contact
Will McDowell	Robert Dyer
469-893-2387	469-893-2640
william.mcdowell@tenethealth.com	mediarelations@tenethealth.com